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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                           ---------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 28, 2005

                         CABLEVISION SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                            (State of Incorporation)

           1-14764                                           11-3415180
   (Commission File Number)                                (IRS Employer
                                                       Identification Number)

                               CSC HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                            (State of Incorporation)

           1-9046                                            11-2776686
   (Commission File Number)                                (IRS Employer
                                                       Identification Number)

                  1111 Stewart Avenue, Bethpage, New York 11714
                    (Address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (516) 803-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.

      On March 2, 2005, Cablevision Systems Corporation (the "Company") received a letter from Charles F. Dolan, the Chairman of the Company, stating that he was acting on behalf of holders of the Company's Class B Common Stock ("Class B holders") owning a majority of the Class B Common Stock, informing the Company that the Class B holders have removed each of William J. Bell, Sheila A. Mahony and Steven Rattner as directors of the Company. The letter did not specify any reason for the removals. The letter also stated that such holders have elected Rand Araskog, Frank Biondi, John Malone and Leonard Tow as directors to fill the vacancies created by the removals and the vacancy recently created by the death of the Company's co-founder, John Tatta. The letter also indicated that on March 7, 2005 Charles Dolan will ask the Company's Board to increase the size of the Board so that the Class B holders can elect Brian Sweeney, to the Board. Mr. Sweeney is the Senior Vice President for eMedia for the Company and is a son-in-law of Charles F. Dolan. Charles F. Dolan further informed the Company the Class B holders will exercise their right under the Company's charter to elect 75% of the Company's directors at the forthcoming annual meeting of Stockholders. As there are currently six directors elected by the holders of the Company's Class A Common Stock ("Class A holders"), the proposed action will require the election of 18 directors by the Class B holders or a reduction in the number of directors elected by the Class A holders or some combination thereof.

ITEM 8.01   OTHER EVENTS.

      On February 11, 2005, the Company and CSC Holdings, Inc. filed a Current Report on Form 8-K disclosing that they had signed a letter of intent under which VOOM HD, LLC, a new private company formed by certain Class B holders, including Charles F. Dolan and Tom Dolan, would acquire the business, assets and liabilities of the Company's Rainbow DBS satellite business not included in the agreement with EchoStar announced on January 20, 2005. On February 28, 2005, the Company announced that the letter of intent had expired, that the Company and VOOM HD LLC had ended discussions without reaching a definitive agreement, and that, as a result, the Company would close down the Rainbow DBS business.

      The closing of the Rainbow DBS business has been delayed to allow VOOM HD, a further opportunity to explore its ability to present to the Board a transaction for VOOM HD LLC to acquire assets and liabilities of the Rainbow
DBS business on terms that are satisfactory to the Board and a committee of independent directors. Charles F. Dolan is currently expected to report to the Board on this matter by March 7, 2005. There can be no assurance that such a transaction can be structured or that any such transaction would be approved by the Board or the committee of independent directors.

      Separately, on February 28, 2005, the Company was notified that the Securities and Exchange Commission is conducting an informal inquiry into trading in the Company's securities and has requested certain information for the period November 1, 2004 through January 20, 2005 relating to the Company's December 21, 2004 and January 20, 2005 disclosures concerning the suspension of the spin-off of Rainbow Media Enterprises and the agreement to sell assets of Rainbow DBS to EchoStar.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CABLEVISION SYSTEMS CORPORATION


                                    By: /s/    Hank J. Ratner
                                        ----------------------------------------
                                        Name:  Hank J. Ratner
                                        Title: Vice Chairman



Dated: March 3, 2005



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CSC HOLDINGS, INC.


                                    By: /s/    Hank J. Ratner
                                        ----------------------------------------
                                        Name:  Hank J. Ratner
                                        Title: Vice Chairman



Dated:  March 3, 2005






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